CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE AT 8 A.M. CT, THURSDAY, MAY 11, 2006

UGS Reports First Quarter Revenue of US$273.8 Million; Performance Marks 11th Consecutive Quarter of Revenue Growth for PLM Industry Leader

Company’s software revenue increases by 11 percent to US$205.2 million, or 15 percent on a constant currency basis

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced first quarter 2006 results.

First quarter financial highlights include:

•	Total revenue increased to US$273.8 million, an 8 percent growth over the same period a year earlier, or 13 percent growth on a constant currency basis.

•	Software revenue increased to US$205.2 million (including license and maintenance revenues), or an 11 percent growth as compared to the first quarter 2005. On a constant currency basis the company saw an increase of 15 percent.

•	Total revenue and software revenue increased in each geographic region compared to the same period in 2005.

•	cPDM revenue increased 29 percent including acquisitions, or 8 percent growth without acquisitions, over the same period a year earlier. On a constant currency basis cPDM revenue increased 33 percent with acquisitions, or 12 percent without acquisitions.

•	EBITDA (defined below) was US$48.1 million, or 3 percent growth over the same period a year earlier.

•	Operating loss was US$5.5 million and includes the impact of acquisition-related intangible amortization costs of US$39.3 million.

•	These amounts are not adjusted for the impact of deferred revenues written off in connection with acquisitions. These write-offs had the effect of reducing first quarter 2006 revenues by US$0.2 million and 2005 revenues by US$4.6 million.

“UGS’ solid results were led by overall software revenue growth and our relentless focus on customer success which is at the heart of our leadership and vision of enabling global innovation networks,” said Tony Affuso, chairman, CEO and president of UGS. “Today, one year after closing the Tecnomatix acquisition, we announce an exciting competitive win at Northrop Grumman that underscores our momentum as the market leader in digital manufacturing.”

Customer Win Announcements

•	Northrop Grumman Ship Systems (NGSS), one of the leading full service companies for the design, engineering, construction and lifecycle support of major surface ships, standardized on Tecnomatix™ software, UGS’ comprehensive digital manufacturing solution, for all ship programs. NGSS will combine Tecnomatix with UGS’ Teamcenter® software, which provides NGSS the integrated data environment to manage all product information and processes related to the program lifecycle.

•	Sandvik Mining and Construction, the world’s leading supplier of mining equipment, will replace its current product data management solution with UGS’ Teamcenter portfolio to standardize its PLM program.

•	Peguform, a leading global supplier of interior systems for the automotive industry, has expanded its use of UGS’ Tecnomatix software.

•	Röhm GmbH, a leading global manufacturer and supplier of customized and standard tools for machinery, has expanded its use of Solid Edge® software, UGS’ industry-leading, value-based 3D computer-aided design (CAD) system for the mainstream PLM market, for its 3D design platform.

•	Research Designs & Standards Organization (RDSO), Lucknow, Research and Design Center of Ministry of Railways, Government of India, has selected NX™ software, UGS’ comprehensive digital product development solution for 3D computer-aided-design (CAD), and NX Nastran for solving its sophisticated engineering simulation models.

Partnerships and Consortiums

•	UGS last week announced a multiyear, global strategic alliance with Microsoft that will help UGS deliver its full suite of PLM technology currently used by more than two million users — including digital lifecycle management — on the Microsoft® platform. This equips manufacturers with the ability to create and manage all their product data in an easy to use and secure environment, while allowing global team members, customers, partners and vendors to participate in the creative process.

•	UGS today announced that India’s Tata Consultancy Services (TCS), a leading global services organization, joined the UGS Partner Program as a UGS System Integration Alliance Partner. The two companies will work to create focused solutions for key vertical markets such as telecom, pharmaceutical, chemical, oil and gas and media and entertainment, using UGS’ PLM technology. The relationship will help UGS enhance its market presence, reach new markets and penetrate into TCS’ customer base with its PLM products while TCS will leverage its global delivery capability and industry domain expertise to deliver customer specific solutions that provide strong return on investment. This agreement, which further strengthens the long-standing relationship between the two companies, defines a more closely aligned sales, marketing and delivery strategy.

•	Robert Bosch GmbH, the world’s largest automotive supplier, has joined Caterpillar, DaimlerChrysler, Ford, General Motors, Siemens and several other influential organizations to become a Corporate member of the JTTM Open Program, the rapidly expanding PLM industry initiative that is committed to making 3D product data easily accessible to a broad and diverse global audience.

•	In March UGS and A.T. Kearney Procurement Solutions, a leading global sourcing services firm, launched the Asian Sourcing Network (ASN), a groundbreaking initiative designed to enable manufacturers to connect companies from low-cost countries to their global innovation networks through a first-ever joint solution of information technology, software and consulting services. TCS opened the first ASN center in Coimbatore, India. Powered by UGS software and category-specific sourcing best practices from A.T. Kearney, the ASN center offers suppliers access to PLM technology for product and process automation and enables them register their capability on UGS’ technology. The three companies will help Western-based companies find, develop and on-board suppliers for engineered parts.

•	During the first quarter UGS announced its Lifecycle Simulation strategy to provide the PLM industry’s first end-to-end integrated digital simulation solution, enabling real-time product development simulation in a collaborative, visual, managed and open environment. The company also opened its Computer Aided Engineering (CAE) Center of Excellence that has led to business with companies such as Freightliner, General Atomics Aeronautical Systems and Orbital Sciences.

Awards

UGS announced or received several awards during the first quarter of 2006.

•	General Motors selected UGS as a 2005 Supplier of the Year for its overall business performance in enabling GM to transform its process of innovation by significantly reducing up-front vehicle development time.

•	Ford Motor Company honored UGS with the Ford Q1 Certification which designates UGS as a preferred supplier of engineering software products and services, and recognizes the company for achieving excellence in four critical areas: capable systems, continuous improvement, ongoing performance and customer satisfaction.

•	Teamcenter, UGS’ digital lifecycle management solution, was recognized in the first quarter as the winner of IndustryWeek magazine’s Technology of the Year Award for 2005.

•	UGS’ NX™ 4 software was voted 2005 Product of the Year by the readers of NASA Tech Briefs. NX 4 received more votes from NASA Tech Brief readers than any other nominated product.

•	UGS and its products received several awards from prominent Chinese media including “AI (Automobile Industry) Outstanding Solutions Provider” and “Top 100 IT Provider” in the automobile industry for 2005 by Automobile Industry; “TOP 10 International IT Supplier of 2005” by MIE of China; “Best PLM Provider of 2005” by ERP World; “Golden Software of 2005” by Software World; “Recommended Best Design Software of 2005” by e-Manufacturing, for NX software; and “Star Product of 2005” by CWEEK for Teamcenter software.

•	Frost & Sullivan, a global growth consulting company, presented UGS with the 2006 Product Lifecycle Management Solutions Company of the Year Award.

The company expects to realize revenue from the contracts highlighted above over multiple quarters.

UGS will host its first quarter 2006 earnings call with securities analysts live on the Internet at 10:30 a.m. Central time, Thursday, May 11, 2006. Presentation slides will be posted on www.ugs.com at 8:00 a.m. Central time. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide.  Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation.  For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS, JT, NX, Solid Edge, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are trademarks or registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. Microsoft is a trademark or registered mark of Microsoft Corporation or its subsidiaries in the United States and in other countries. Nastran is a trademark or registered mark of NASA. Catia is a trademark or registered mark of Dassault Systèmes or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

The statements in this news release that are not historical statements, including statements regarding the expected benefits of the customer relationship, the successfulness of the implementation and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to loss or downsizing of customers, competition, international operations and exchange rate fluctuations, changes in pricing models, and intellectual property. UGS has included a discussion of these and other pertinent risk factors in its annual report on Form 10-K most recently filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three months	Three months
	ended	ended
	March 31, 2006	March 31, 2005
Revenue:
License	$79,510	$73,119
Maintenance	125,689	111,607
Services and other	68,595	67,839

Total revenue	273,794	252,565

Cost of revenue:
License	3,924	4,456
Maintenance	15,105	13,363
Services and other	55,848	55,996
Amortization of capitalized software and acquired intangible assets	37,046	26,186

Total cost of revenue	111,923	100,001

Gross profit	161,871	152,564

Operating expenses:
Selling, general and administrative	107,811	95,169
Research and development	51,225	35,981
Restructuring	(535)	—
Amortization of other intangible assets	8,819	7,570

Total operating expenses	167,320	138,720

Operating (loss) income	(5,449)	13,844
Interest expense and amortization of deferred financing fees	(26,447)	(21,163)
Other income (expense), net	2,234	(4,824)

Loss before income taxes	(29,662)	(12,143)
Benefit for income taxes	(10,508)	(3,974)

Net (loss) income	$(19,154)	$(8,169)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
Assets:	2006	2005
Current assets
Cash and cash equivalents	$61,282	$61,532
Accounts receivable, net	254,062	251,763
Prepaids and other	20,401	18,622
Deferred income taxes	21,846	26,471

Total current assets	357,591	358,388

Property and equipment, net	34,236	36,645
Goodwill	1,391,040	1,393,472
Capitalized and acquired software, net	446,626	464,994
Customer accounts, net	196,581	203,064
Other intangible assets, net	129,457	135,265
Other assets	38,146	39,623

Total assets	$2,593,677	$2,631,451

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$160,957	$159,976
Deferred revenue	170,808	133,027
Income taxes payable	864	3,528

Total current liabilities	332,629	296,531

Other long-term liabilities	51,645	48,511
Deferred income taxes	118,531	152,040
Long-term debt	1,181,051	1,212,046
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at March 31, 2006 and December 31, 2005	—	—
Additional paid-in capital	1,006,329	1,005,991
Retained deficit	(82,356)	(63,202)
Accumulated other comprehensive loss, net of tax	(14,152)	(20,466)

Total stockholder’s equity	909,821	922,323

Total liabilities and stockholder’s equity	$2,593,677	$2,631,451

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior secured credit facility entered into May 2004. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense as described below. EBITDA and Adjusted EBITDA are not a recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. UGS Corp. considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. We have included information concerning EBITDA and Adjusted EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA (in thousands).

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(19,154)	$(8,169)
Interest expense	26,447	21,163
Benefit for income taxes	(10,508)	(3,974)
Depreciation and amortization	51,285	37,534

EBITDA	$48,070	$46,554

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$48,070	$46,554
Impact of revenue reduction resulting from purchase accounting (a)	189	4,638
Restructuring (b)	(535)	—
Other items (c)	3,970	2,037
Currency translation impact (d)	(3,467)	3,082

Adjusted EBITDA	$48,227	$56,311

(a) Removes the purchase accounting impact for the adjustment to deferred revenue.
(b) Removes the impact of the restructuring.
(c) Represents the impact of management, consulting and advisory fees and related expenses paid to our parent companies and affiliates of each of our sponsors, severance related expenses, and expenses associated with our retention incentive plan for certain members of management.
(d) Represents the net effect of unrealized gains and losses from revaluing the intercompany debt that resulted from the acquisition of UGS PLM Solutions Inc. and from hedging obligations used to offset foreign exchange currency balance sheet exposures